                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                ---------------

                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): December 11 , 1997
                                                  -----------------------------

                            SFX BROADCASTING, INC.
-------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)



        Delaware                      0-22486                    13-3649750
------------------------------  ------------------------  ---------------------
(State or Other Jurisdiction     (Commission File No.)         (IRS Employer
    of Incorporation)                                       Identification No.)

150 East 58th Street, 19th Floor, New York, New York                    10155
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (212) 407-9191
                                                   ----------------------------

                                      N/A
-------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

Recent Developments

         On August 24, 1997, SFX Broadcasting, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with SBI Holdings Corporation ("Buyer") and SBI Radio Acquisition corporation pursuant to which the Company will become a wholly owned subsidiary of Buyer (the "Merger"). In the Merger, holders of the Company's Class A Common Stock will receive $75.00 per share and the holders of the Company's Class B Common Stock will receive $97.50 per share, subject to adjustment under certain circumstances. Pursuant to the Merger Agreement, the Company intends to spin-off (the "Spin-Off") its concert promotion and venue operation business ("SFX Entertainment") pro-rata to its stockholders and the holders of certain warrants prior to the effective time of the Merger. In general, the receipt of cash by the Company's stockholders pursuant to the Merger and the receipt of stock in the Spin-Off, will be taxable events for stockholders.

         The Company, on behalf of SFX Entertainment, is presently in advanced negotiations for the acquisitions of several businesses in the live entertainment and related businesses with an aggregate purchase price of approximately $500,000,000 (the "Pending Entertainment Acquisitions"). SFX Entertainment intends to finance a portion of the Pending Entertainment Acquisitions by issuing rights to receive the common stock of SFX Entertainment upon the consummation of the Spin-Off. The values ascribed to the SFX Entertainment common stock in the agreements relating to the Pending Entertainment Acquisitions will be based upon certain financial projections developed jointly by the Company and the respective sellers and it is expected that such values will be greater than the book value of the SFX Entertainment common stock at the time the Pending Entertainment Acquisitions are consummated. There is presently no trading market for the SFX Entertainment common stock and there can be no assurance that the assumptions upon which such valuations are based will, in fact, be correct and that such valuations will approximate the actual trading price of the SFX Entertainment common stock.

         SFX Entertainment intends to finance the cash portion of the Pending Entertainment Acquisitions through a combination of privately-placed debt and borrowings under a bank credit facility. There can be no assurance that definitive agreements for these acquisitions will be entered into, financing to consummate the acquisitions will be available on terms satisfactory or at all or that the acquisitions will be consummated. While there can be no assurance, management believes that financing on satisfactory terms will be available.

         The consummation of the Merger and/or the Spin-Off is subject to certain conditions and the receipt of certain consents including, among other things, the approval of the Company's common stock voting together as a single class, the approval of each of the Class A Common Stock and Series D preferred stock, voting separately as a class, and the consents of the holders of the Series E preferred stock and certain of the Company's outstanding notes. In addition, the Merger is subject to the receipt of certain regulatory approvals.

         The Company anticipates that the Merger will be consummated in the second quarter of 1998 and that the Spin-Off will occur prior thereto. There can be no assurance that the various approvals or consents will be given or that the conditions to consummating the Merger will be met or that the Spin-Off will occur as presently contemplated or at all.

Pro Forma Financial Information

         Attached hereto as Annex A are the unaudited pro forma condensed combined financial statements of the Company as of September 30, 1997 and for the nine months ended September 30, 1997 and the year ended December 31, 1996. The Pending Entertainment Acquisitions have not been reflected in the pro forma financial statements as they would not have a material impact on the Company.

                                    ANNEX A


         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. The actual results of SFX Broadcasting, Inc. (the "Company") may differ materially from those discussed herein. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.



   In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements and the respective notes to such financial statements incorporated herein by reference. The pro forma information is based upon tentative allocations of the purchase price for acquisitions completed within the last year and acquisitions still pending, and does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results. The Company cannot predict whether the consummation of the Pending Acquisition or Disposition will conform to the assumptions used in the preparation of the Unaudited Pro
Forma Condensed Combined Financial Statements.

   The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1997 is presented as if the Company had completed the Pending Acquisition and Disposition as of September 30, 1997. No adjustment has been made to the Unaudited Pro Forma Condensed Combined Balance Sheet for the Chancellor Exchange, other than the receipt of cash, as it will be recorded at historical cost.

   The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if the Company had completed the Completed Acquisitions and Dispositions and the Pending Acquisition and Disposition as of January 1, 1996. The Albany Acquisition and the pending concert promotion and venue operation acquisitions have not been reflected in the Unaudited
Pro Forma Condensed Combined Financial Statements as they would not have a material impact.

                            SFX BROADCASTING, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1997
                                (IN THOUSANDS)

                                                   SFX
                                              BROADCASTING,      PENDING
                                                 INC. AS     ACQUISITION AND
                                                 REPORTED    DISPOSITION (I)   PRO FORMA
                                             --------------- ---------------  ------------
ASSETS
Current assets .............................    $  140,689       $     --      $  140,689
Property and equipment, net ................       132,707           (610)        132,097
Intangible assets, net .....................     1,097,751         (8,345)      1,089,406
Other assets ...............................        21,740         (5,444)         16,296
                                             --------------- ---------------  ------------
Total assets ...............................    $1,392,887       $ 14,399      $1,378,488
                                             =============== ===============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities ........................    $   61,188       $   (914)     $   60,274
Other liabilities ..........................         4,556             --           4,556
Long-term debt (including current portion):
 Credit Agreement ..........................       316,000        (35,921)        280,079
 Senior Subordinated Notes .................       450,000             --         450,000
 Acquired company debt .....................            --           (380)           (380)
Other debt .................................        18,255             --          18,255
Deferred taxes .............................       105,497             --         105,497
Redeemable preferred stock
 Series B Preferred Stock ..................           998             --             998
 Series A Preferred Stock ..................         1,703             --           1,703
 Series D Preferred Stock ..................       149,500             --         149,500
 Series E Preferred Stock ..................       215,636             --         215,636
Stockholders' equity .......................        69,554         22,816          92,370
                                             --------------- ---------------  ------------
Total liabilities and stockholders' equity      $1,392,887       $ 14,399      $1,378,488
                                             =============== ===============  ============

        NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(I) Pending Acquisitions and Dispositions


                                                                    SEPTEMBER 30, 1997
                                              --------------------------------------------------------------
                                                                                                PENDING
                                                                                              ACQUISITIONS
                                                  CAPSTAR       NASHVILLE      PRO FORMA          AND
                                              DISPOSITION (1)  ACQUISITION   ADJUSTMENTS (2)  DISPOSITIONS
                                              --------------- -------------  --------------- --------------
                                                                      (IN THOUSANDS)
ASSETS
Current assets ..............................     $ 59,921        $1,370         $(33,000)(a)    $     --
                                                                                   (1,370)(a)
                                                                                   (2,000)(b)
                                                                                   11,000 (c)
                                                                                  (35,921)(d)
Property and equipment, net .................       (4,828)        4,218                             (610)
Intangible assets, net ......................      (33,567)        3,303           27,479 (a)      (8,345)
                                                                                    2,000 (b)
                                                                                    3,440 (b)
                                                                                  (11,000)(c)
Other assets ................................           (4)          566             (566)(a)      (5,444)
                                                                                   (2,000)(a)
                                                                                   (3,440)(b)
                                              --------------- -------------  --------------- --------------
 Total assets ...............................     $ 21,522        $9,457         $(45,378)       $(14,399)
                                              =============== =============  =============== ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .........................     $   (914)       $  545         $   (545)(a)    $   (914)
Long-term debt (including current portion):
 Credit Agreement............................                                     (35,921)(d)     (35,921)
 Senior Subordinated Notes...................
 Acquired company debt ......................         (380)                                          (380)
Stockholders' equity ........................       22,816         8,912           (8,912)(a)      22,816
                                              --------------- -------------  --------------- --------------
 Total liabilities and stockholders' equity       $ 21,522        $9,457         $(45,378)       $(14,399)
                                              =============== =============  =============== ==============


 (1) Capstar Disposition

   To reflect the Capstar Disposition for $60,000,000 in cash to the Company. The Company will record a gain of approximately $23,000,000 on the disposition.


                                                                JACKSON
                                                                  AND
                                                                BILOXI       CAPSTAR
                                              SALE PROCEEDS    STATIONS    DISPOSITION
                                             --------------- -----------  -------------
                                                           (IN THOUSANDS)
ASSETS
Current assets .............................     $60,000       $    (79)     $ 59,921
Property and equipment, net ................                     (4,828)       (4,828)
Intangible assets, net .....................                    (33,567)      (33,567)
Other assets ...............................                         (4)           (4)
                                             --------------- -----------  -------------
 Total assets ..............................     $60,000       $(38,478)     $ 21,522
                                             =============== ===========  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities ........................                   $   (914)     $   (914)
Long-term debt .............................                       (380)         (380)
Stockholders' equity .......................     $60,000        (37,184)       22,816
                                             --------------- -----------  -------------
 Total liabilities and stockholders' equity      $60,000       $(38,478)     $ 21,522
                                             =============== ===========  =============

    The Company expects to use the proceeds from the Capstar Disposition to complete a similar acquisition so that the Capstar Disposition can be treated as a like-kind exchange which would be substantially tax free. Should the Company be unable to structure such a transaction, the Company would utilize its available net operating loss carryforwards and pay approximately $6,000,000 in additional income taxes. No adjustment has been made for the potential payment of any additional income taxes.

 (2) Pro Forma Adjustments

   a. To reflect the Nashville Acquisition for $33,000,000 in cash (net of a $2,000,000 deposit made in August 1997), the related excess of the purchase price paid over net book value of $27,479,000, and the adjustments to remove $1,370,000 of current assets, $566,000 of other assets, $545,000 of current liabilities, and stockholders' equity of $8,912,000.

   b. To reflect additional acquisition costs of approximately $2,000,000 related to the Nashville Acquisition and Chancellor Exchange, principally consisting of professional fees and to reclassify deposits, professional fees and other payments of approximately $3,440,000 included in other assets as of September 30, 1997.

   c. To reflect the $11,000,000 of cash to be received in the Chancellor Exchange. No gain or loss will be recognized because the fair market value of the stations received, as adjusted for cash received or paid, equals the carrying value of the stations exchanged.

   d. To use the net cash proceeds from the Capstar Disposition, Nashville Acquisition and Chancellor Exchange to reduce debt under the Company's Credit Agreement.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (In Thousands, Except Per Share Amounts)


                                                                   COMPLETED        PENDING
                                                       SFX        ACQUISITIONS    ACQUISITION
                                                  BROADCASTING,       AND             AND
                                                     INC. AS      DISPOSITIONS    DISPOSITION
                                                     REPORTED         (I)            (II)        PRO FORMA
                                                 --------------- --------------  -------------- -----------
Net broadcast revenues..........................    $  188,984       $38,685         $(4,938)    $  222,731
Concert promotion revenue ......................        75,740        12,292              --         88,032
Station and other operating expenses ...........       115,871        28,289          (1,226)       142,934

Concert promotion operating expense ............        63,394        12,236                         75,630
Depreciation, amortization, duopoly integration
 costs and acquisition related costs............        31,429         7,090             (95)        38,424

Corporate expenses..............................         6,849*                                       6,849*

Other ..........................................        17,995                                       17,995
                                                 --------------- --------------  -------------- -----------
Operating income (loss) ........................        29,186         3,362          (3,617)        28,931
Interest expense ...............................        46,438         8,408                         54,846

Other expense (income)..........................        (2,692)                           (3)        (2,695)
                                                 --------------- --------------  -------------- -----------
Income before income tax expense ...............       (14,560)       (5,046)         (3,614)       (23,220)
Income tax expense (benefit)....................           845            32              (3)           874
                                                 --------------- --------------  -------------- -----------
Net income (loss) ..............................       (15,405)       (5,078)         (3,611)       (24,094)
Preferred stock dividend requirement............        27,723         1,183                         28,906
                                                 --------------- --------------  -------------- -----------
Net income (loss) applicable to common shares ..    $  (43,128)      $(6,261)        $(3,611)    $  (53,000)
                                                 =============== ==============  ============== ===========
Net loss per common share.......................    $    (4.61)                                  $    (5.66)
Average common shares outstanding...............     9,364,089                                    9,364,089


------------
*      Net of $1,700,000 of fees from Triathlon.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
                   (In Thousands, Except Per Share Amounts)


                                                                   COMPLETED        PENDING
                                                       SFX        ACQUISITIONS   ACQUISITION
                                                  BROADCASTING,       AND             AND
                                                     INC. AS      DISPOSITIONS   DISPOSITION
                                                     REPORTED         (I)            (II)        PRO FORMA
                                                 --------------- --------------  -------------- ------------
Net broadcast revenues..........................    $  143,061       $131,014        $(1,381)     $  272,694
Concert promotion revenue ......................                      104,784                        104,784
Station and other operating expenses............        92,816         90,243          1,208         184,267
Concert promotion operating expense ............                       97,318                         97,318
Depreciation, amortization, duopoly integration
 costs and acquisition related costs............        17,311         35,868            650          53,829
Corporate expenses..............................         6,313           (313)                         6,000*
Other...........................................        28,994         (3,332)                        25,662
                                                 --------------- --------------  -------------- ------------
Operating income (loss).........................        (2,373)        16,014         (3,239)         10,402
Interest expense ...............................        34,897         38,496                         73,393
Other expense (income)..........................        (2,117)          (467)          (538)         (3,122)
Equity (income) loss from investments  .........                         (525)                          (525)
                                                 --------------- --------------  -------------- ------------
Income before income tax expense................       (35,153)       (21,490)        (2,701)        (59,344)
Income tax expense (benefit)....................           480          1,315                          1,795
                                                 --------------- --------------  -------------- ------------
Net income (loss)...............................       (35,633)       (22,805)        (2,701)        (61,139)
Preferred stock dividend requirement............         6,061         32,063                         38,124
                                                 --------------- --------------  -------------- ------------
Net income (loss) applicable to common shares ..    $  (41,694)      $(54,868)       $(2,701)     $  (99,263)
                                                 =============== ==============  ============== ============
Net loss per common share ......................    $    (4.57)                                   $   (10.79)
Average common shares outstanding...............     9,127,985         70,796                      9,198,781

------------
*      Net of $3,000,000 of fees from Triathlon.

               NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENTS OF OPERATIONS

(I) Completed Acquisitions and Dispositions

                                 NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                           ----------------------------------------------------------------
                                                                   CBS         SECRET
                           TEXAS COAST   HARTFORD     MEADOWS    EXCHANGE  COMMUNICATIONS
                           ACQUISITION  ACQUISITION ACQUISITION     (6)      ACQUISITION
                           ----------- -----------  ----------- ---------- --------------
Net broadcast revenues         $652        $638                    $ (60)       $20,626
Concert promotion revenue                              $ 600
Station and other
 operating expenses             401         664                      630         11,230
Concert promotion
 operating expense                                       631
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs                           --          --          221          --          1,207

Corporate expenses               --          --           --          --             --
                           ----------- -----------  ----------- ----------  --------------
Operating income (loss)         251         (26)        (252)       (690)         8,189
Interest expense                 --          --          199          --          1,459

Other expense (income)           --          --           (1)         --             79
                           ----------- -----------  ----------- ----------  --------------
Income (loss) before
 income tax expense             251         (26)        (450)       (690)         6,651
Income tax expense
 (benefit)                       --          --           --          32             --
                           ----------- -----------  ----------- ----------  --------------
Net income (loss)               251         (26)        (450)       (722)         6,651
Preferred stock
 dividend requirement            --          --           --          --             --
                           ----------- -----------  ----------- ----------  --------------
Net income (loss)
 applicable to common
 shares                        $251        $(26)       $(450)      $(722)       $ 6,651
                           =========== ===========  =========== ==========  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                          COMPLETED
                                        CHARLOTTE                             PRO FORMA  ACQUISITIONS
                             RICHMOND    EXCHANGE    SUNSHINE     HEARST     ADJUSTMENTS     AND
                           ACQUISITION     (7)     ACQUISITION  ACQUISITION      (8)     DISPOSITIONS
                           ----------- ----------  -----------  -----------  ----------- ------------
Net broadcast revenues        $5,105      $1,564                  $10,160                  $38,685
Concert promotion revenue                            $11,692                                12,292
Station and other
 operating expenses            3,722       1,328          --       10,314                   28,289
Concert promotion
 operating expense                                    11,605                                12,236
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs                           456         375         686           --     $    125 (a)   7,090
                                                                                 2,512 (b)
                                                                                   393 (c)
                                                                                   884 (l)
                                                                                   231 (m)
Corporate expenses                --          --          --           --           --          --
                           ----------- ----------  ----------- -----------  ----------- ------------
Operating income (loss)          927        (139)       (599)        (154)      (4,145)      3,362
Interest expense                 481        (730)      1,106           --      (47,397)(a)   8,408
                                                                                16,848 (a)
                                                                                36,282 (a)
                                                                                   195 (h)
                                                                                   (35)(j)
Other expense (income)            --          --          --           --          (78)(i)       0
                           ----------- ----------  ----------- -----------  ----------- ------------
Income (loss) before
 income tax expense              446         591      (1,705)        (154)      (9,960)     (5,046)
Income tax expense
 (benefit)                        --          --          --           --                       32
                           ----------- ----------  ----------- -----------  ----------- ------------
Net income (loss)                446         591      (1,705)        (154)      (9,960)     (5,078)
Preferred stock
 dividend requirement             --          --          --           --        1,183 (n)   1,183
                           ----------- ----------  ----------- -----------  ----------- ------------
Net income (loss)
 applicable to common
 shares                       $  446      $  591     $(1,705)     $  (154)    $(11,143)    $(6,261)
                           =========== ==========  =========== ===========  =========== ============


                                                         YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                       ----------------------------------------------------------------------------------------------------------
                                 LIBERTY        PRISM
                               ACQUISITION   ACQUISITION                HOUSTON
                                INCLUDING     INCLUDING     OTHER      EXCHANGE
                         MMR    WASHINGTON   LOUISVILLE      1996     AND DALLAS   DELSENER/    TEXAS
                        MERGER DISPOSITIONS DISPOSITIONS ACQUISITIONS DISPOSITION   SLATER      COAST     HARTFORD      MEADOWS
                         (1)        (2)          (3)          (4)          (5)    ACQUISITION ACQUISITION ACQUISITION ACQUISITIONS
                       ------- ------------ ------------ ------------ ----------- ----------- ----------- ----------- ------------
Net broadcast
 revenues............. $20,038    $24,992      $13,511     $  4,728    $ (8,680)                 $4,281      $5,742
Concert promotion
 revenue..............                                                               $50,361                              $10,175
Station and other
 operating expenses ..  11,531     17,774       10,897        2,869     (10,307)                  2,968       5,607
Concert promotion
 operating expense ...                                                                50,686                                9,306
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition related
 costs................   6,081      5,150        1,241        1,492        (284)         747         36          27         1,550

Corporate expenses ...   1,253      1,478          808          111         110           --         --          --            --

Other.................     577         --           --           --      (3,500)          --        (48)         --            --
                       ------- ------------ ------------ ------------ ----------- -----------  ----------- ----------- -----------
Operating income
 (loss)...............     596        590          565          256       5,301       (1,072)     1,325         108          (681)
Interest expense......      --      3,326          773          382      (1,667)          60         --          19         1,275

Other expense
 (income) ............      --      5,935           --      (11,948)         --         (198)       (65)         (8)          (30)

Equity (income) loss
from investments  ...      --         --            --           --          --         (525)        --          --            --
                       ------- ------------  ------------ ------------  ----------- -----------  ----------- ----------- ---------
Income (loss) before
 income tax expense ..     596     (8,671)        (208)      11,822       6,968         (409)     1,390          97        (1,926)
Income tax expense
 (benefit)............      --     (3,378)          --           45         938          106         22          32            17
                       ------- ------------  ------------ ------------  ----------- -----------  ----------- ----------- ---------
Net income (loss)        1,388     (5,293)        (208)      11,777       6,030         (515)     1,368          65        (1,943)
Preferred Stock
 Dividend Requirement       --        --            --           --         --            --         --          --            --
Net income (loss)
 applicable to common
 shares............... $   596    $(5,293)     $  (208)    $ 11,777    $  6,030      $  (515)    $1,368      $   65       $(1,943)
                       ======= ============  ============ ============  =========== =========== =========  ===========   =========
Average common shares
 outstanding .........

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                                   PRO       COMPLETED
                          CBS        SECRET                  CHARLOTTE                            FORMA     ACQUISITIONS
                       EXCHANGE  COMMUNICATIONS   RICHMOND   EXCHANGE    SUNSHINE    HEARST    ADJUSTMENTS      AND
                          (6)     ACQUISITION   ACQUISITION     (7)    ACQUISITION ACQUISITION     (8)      DISPOSITIONS
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- ------------
Net broadcast
 revenues.............  $    10     $35,532       $ 9,007     $6,222                  $15,631                  $131,014
Concert promotion
 revenue..............                                                   $44,248                                104,784
Station and other
 operating expenses ..    1,288      20,844         7,757      3,885                   15,130                    90,243
Concert promotion
 operating expense ...                                                    37,326                                 97,318
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition related
 costs................       --       3,970           780        500       1,522          293     $  1,491 (a)   35,868
                                                                                                     8,052 (b)
                                                                                                       559 (d)
                                                                                                     2,354 (l)
                                                                                                       308 (m)
Corporate expenses ...       --          --         1,037         --          --          169       (3,713)(e)     (313)
                                                                                                     1,434 (e)
                                                                                                    (3,000)(f)
Other.................     (363)          2            --         --          --           --                    (3,332)
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- ------------
Operating income
 (loss)...............     (915)     10,716          (567)     1,837       5,400           39       (7,484)      16,014
Interest expense......       --          --         1,210         --       3,019           --       (5,583)(a)   38,496
                                                                                                    22,462 (a)
                                                                                                   (35,635)(a)
                                                                                                    48,375 (a)
                                                                                                       547 (h)
                                                                                                       (67)(j)
Other expense
 (income) ............       --       1,175            --         --        (138)          --       (5,935)(g)     (467)
                                                                                                    11,920 (g)
                                                                                                    (1,175)(i)
Equity (income) loss
 from investments  ...       --          --            --         --          --           --                      (525)
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- ------------
Income (loss) before
 income tax expense ..     (915)      9,541        (1,777)     1,837       2,519           39      (42,393)     (21,490)
Income tax expense
 (benefit)............      783          --            --         --       1,138           --        1,612 (g)    1,315
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- ------------
Net income (loss)        (1,698)      9,541        (1,777)     1,837       1,381           39      (44,005)     (22,805)
Preferred Stock
 dividend requirement        --          --            --         --          --           --       32,063 (n)   32,063
Net income (loss)
 applicable to common
 shares...............  $(1,698)    $ 9,541       $(1,777)    $1,837     $ 1,381      $    39     $(76,068)    $(54,868)
                       ======== ==============  =========== =========  =========== ===========  =========== ============
Average common shares
 outstanding .........                                                                              70,796 (k)   70,796

   (1) MMR Merger

     Reflects the net effect of the historical operations of Multi-Market Radio, Inc. ("MMR") as adjusted for acquisitions and dispositions. The Company has not included in the pro forma statement of operations cost savings of $792,000 it believes would have been achieved in connection with the Hartford Acquisition had the transaction been consummated as of January 1, 1996, consisting principally of the elimination of certain duplicative technical sales and general and administrative functions due to the operation of a cluster of stations in the Hartford market.


                                                 YEAR ENDED DECEMBER 31, 1996
                              -------------------------------------------------------------------
                                                               MMR
                                  AS            MMR          HARTFORD     PRO FORMA      MMR
                               REPORTED   DISPOSITIONS(a)  ACQUISITION   ADJUSTMENTS    MERGER
                              ---------- ---------------  ------------- -------------  ---------
                                                        (IN THOUSANDS)
Net broadcast revenues.......   $18,832       $(1,623)        $2,829                    $20,038
Station operating expenses ..    11,422        (1,931)         2,040        $            11,531
Depreciation/amortization ...     7,611        (1,833)           277             26 (b)   6,081
Corporate expenses...........     2,517            --             --          1,253 (c)   1,253
                                                                             (2,517)(c)
Other........................        63            --             --            514 (e)     577
                              ---------- ---------------  ------------- -------------  ---------
Operating income (loss) .....    (2,781)        2,141            512            724         596
Interest expense.............     5,265            --            274         (5,539)(d)      --
Other expense (income).......        --           (57)           (12)            69 (d)      --
Income tax expense
 (benefit)...................                      --              7             (7)(d)      --
                              ---------- ---------------  ------------- -------------  ---------
Net income (loss)............   $(8,046)      $ 2,198         $  243        $ 6,201     $   596
                              ========== ===============  ============= =============  =========

    (a) Reflects the elimination of the operations of stations WRSF-FM, sold in March 1996, WRXR-FM and WKBG-FM, sold in July 1996, WYAK-FM and WMYB-FM, sold in March 1997, and KOLL-FM, sold in April 1997.

    (b) Reflects $26,000 for the year ended December 31, 1996 in amortization of intangible assets recorded in connection with the MMR Merger, Myrtle Beach Acquisition, MMR Hartford Acquisition, related incremental deferred taxes and change in amortization periods.

    (c) To record incremental corporate overhead charges of $1,253,000 associated with the MMR Merger for the year ended December 31, 1996, and to eliminate MMR's existing corporate overhead of $2,517,000 for the year ended December 31, 1996.

    (d) Elimination of nonrecurring income of $69,000 for the year ended December 31, 1996, interest expense of $5,539,000 for the year ended December 31, 1996, and income tax expense of $7,000 for the year ended December 31, 1996.

    (e) Reflects non-cash compensation charge for the issuance of shares of the Series A and Series B Convertible Preferred Stock of MMR. The shares of Series A and Series B stock were issued to certain officers and advisors of MMR in July and November 1996, respectively, and converted into Class A Common Stock of the Company upon consummation of the MMR Merger. Certain of the shares issued pursuant to the Series A and Series B conversions which were issued to individuals currently employed by the Company are being held in escrow and are being released in five equal annual installments ending in April 2001.

   (2) Liberty Acquisition

     Reflects the net effect of the historical operations of the Liberty Acquisition adjusted for the Washington Dispositions.

                                   YEAR ENDED DECEMBER 31, 1996
                            -------------------------------------------
                             LIBERTY AS     WASHINGTON      LIBERTY
                              REPORTED     DISPOSITIONS   ACQUISITION
                            ------------ --------------  -------------
                                          (IN THOUSANDS)
Net broadcast revenues ....    $25,966       $  (974)       $24,992
Station operating
 expenses..................     19,337        (1,563)        17,774
Depreciation/amortization .      5,926          (776)         5,150
Corporate expenses.........      1,566           (88)         1,478
                            ------------ --------------  -------------
Operating income...........       (863)        1,453            590
Interest expense...........      3,467          (141)         3,326
Other expense (income)  ...      5,935            --          5,935
Income tax benefit.........     (3,378)           --         (3,378)
                            ------------ --------------  -------------
Net income (loss)..........    $(6,887)      $ 1,594        $(5,293)
                            ============ ==============  =============

   (3) Prism Acquisition

     Reflects the net effect of the historical operations of the Prism Acquisition adjusted for the Louisville Dispositions.

                                  YEAR ENDED DECEMBER 31, 1996
                            -----------------------------------------
                             PRISM AS    LOUISVILLE        PRISM
                             REPORTED   DISPOSITIONS    ACQUISITION
                            ---------- --------------  -------------
                                         (IN THOUSANDS)
Net broadcast revenues ....   $16,859      $(3,348)       $13,511
Station operating
 expenses..................    13,373       (2,476)        10,897
Depreciation/amortization .     1,599         (358)         1,241
Corporate expenses.........       808           --            808
                            ---------- --------------  -------------
Operating income (loss) ...     1,079         (514)           565
Interest expense...........       773           --            773
                            ---------- --------------  -------------
Net loss...................   $   306      $  (514)       $  (208)
                            ========== ==============  =============

   (4) Other 1996 Acquisitions

     Reflects the net effect of the combined historical operations of the Greensboro Acquisition, the Raleigh-Greensboro Acquisitions, the Greenville Acquisition and the Jackson Acquisitions.

                                           YEAR ENDED DECEMBER 31, 1996
                             --------------------------------------------------------
                                RALEIGH-
                             GREENSBORO AND
                               GREENSBORO     GREENVILLE       JACKSON
                              ACQUISITIONS    ACQUISITION   ACQUISITIONS    TOTAL
                             -------------- -------------  -------------- ----------
                                                  (IN THOUSANDS)
Net broadcast revenues  ....     $3,619        $    639         $470        $  4,728
Station operating expenses        2,264             271          334           2,869
Depreciation/amortization  .      1,168             244           80           1,492
Corporate expenses .........          4             107           --             111
                             -------------- -------------  -------------- ----------
Operating income (loss) ....        183              17           56             256
Interest expense............         59             323           --             382
Other expense (income) .....        (51)        (11,897)          --         (11,948)
Income tax expense..........         45              --           --              45
                             -------------- -------------  -------------- ----------
Net income (loss)...........     $  130        $ 11,591         $ 56        $ 11,777
                             ============== =============  ============== ==========

   (5) Houston Exchange and Dallas Disposition

     To reflect the exchange of KRLD-AM and the Texas State Networks for KKRW-FM in the Houston Exchange, and the sale of KTCK-AM in the Dallas Disposition.

                                                           YEAR ENDED DECEMBER 31, 1996
                             ----------------------------------------------------------------------------------------
                                                                                                  HOUSTON EXCHANGE
                                        DISPOSITIONS              ACQUISITION   ADJUSTMENTS*   AND DALLAS DISPOSITION
                             ------------------------------------------------  --------------  ----------------------
                               KRLD-AM       TSN       KTCK-AM      KKRW-FM
                             ----------- ----------  ---------- -------------
                                                                  (IN THOUSANDS)
Net broadcast revenues  ....   $(10,711)   $(2,843)    $(2,136)     $7,010         $    --            $ (8,680)
Station operating expenses       (9,316)    (2,222)     (2,490)      3,721              --             (10,307)
Depreciation/amortization  .     (1,157)      (226)       (284)         81           1,302                (284)
Corporate expenses .........         --         --          --         110              --                 110
Other.......................     (1,600)        --      (1,900)         --              --              (3,500)
                             ----------- ----------  ---------- -------------  -------------- ----------------------
Operating income (loss)  ...      1,362       (395)      2,538       3,098          (1,302)              5,301
Interest expense ...........     (1,482)      (373)        188          --              --              (1,667)
Other expense (income)  ....         --         --          --         938              --                 938
                             ----------- ----------  ---------- -------------  -------------- ----------------------
Net income (loss) ..........   $  2,844    $   (22)    $ 2,350      $2,160         $(1,302)           $  6,030
                             =========== ==========  ========== =============  ============== ======================

    (*) To reflect historical depreciation and amortization of KRLD-AM and the Texas State Networks and the disposition of KTCK-AM.

   (6) CBS Exchange

     To reflect the net effect of the exchange of WHFS-FM for KTXQ-FM and KRRW-FM in the CBS Exchange.

                                  NINE MONTHS ENDED SEPTEMBER 30, 1997
                            ------------------------------------------------
                             KTXQ-FM    WHFS-FM                     CBS
                             KRRW-FM    DISPOSAL   ADJUSTMENTS*   EXCHANGE
                            --------- ----------  -------------- ----------
                                             (IN THOUSANDS)
Net broadcast revenues ....   $1,628     $1,688        $  --        $ (60)
Station operating
 expenses..................    1,655      1,025           --          630
Depreciation/amortization .       54        783          729           --
                            --------- ----------  -------------- ----------
Operating income (loss) ...      (81)      (120)        (729)        (690)
Income tax expense.........       32         --           --           32
                            --------- ----------  -------------- ----------
Net income (loss)..........   $ (113)    $ (120)       $(729)       $(722)
                            ========= ==========  ============== ==========

                                         YEAR ENDED DECEMBER 31, 1996
                               ------------------------------------------------
                                KTXQ-FM    WHFS-FM                     CBS
                                KRRW-FM    DISPOSAL   ADJUSTMENTS*   EXCHANGE
                               --------- ----------  -------------- ----------
                                                (IN THOUSANDS)
Net broadcast revenues........   $9,572     $9,562       $    --      $    10
Station operating expenses ...    7,116      5,828            --        1,288
Depreciation/amortization ....      218      1,548         1,330           --
Other ........................       --        363            --         (363)
                               --------- ----------  -------------- ----------
Operating income..............    2,238      1,823        (1,330)        (915)
Income tax expense (benefit)        783         --            --          783
                               --------- ----------  -------------- ----------
Net income (loss).............   $1,455     $1,823       $(1,330)     $(1,698)
                               ========= ==========  ============== ==========

    * To eliminate depreciation of KTXQ-FM and KRRW-FM and reflect depreciation of WHFS-FM.

   (7) Charlotte Exchange

     Reflects the transfer of WDSY-FM and $20,000,000 in exchange for WRFX-FM in the Charlotte Exchange.

                                         NINE MONTHS ENDED SEPTEMBER 30, 1997
                                -------------------------------------------------------
                                   WDSY-FM        WRFX-FM                   CHARLOTTE
                                 DISPOSITION    ACQUISITION   ADJUSTMENTS   EXCHANGE
                                ------------- -------------  ------------- -----------
                                              (IN THOUSANDS)
Net revenues...................    $(4,367)       $5,931                      $1,564
Station operating expenses ....     (1,794)        3,122                       1,328
Depreciation, amortization and
 acquisition related costs ....       (183)           --         $ 558           375
                                ------------- -------------  ------------- -----------
Operating income...............     (2,390)        2,809          (558)         (139)
                                ------------- -------------  ------------- -----------
Interest expense...............       (730)           --            --          (730)
Net income (loss)..............    $(1,660)       $2,809         $(558)       $  591
                                ============= =============  ============= ===========

                                             YEAR ENDED DECEMBER 31, 1996
                                -------------------------------------------------------
                                   WDSY-FM        WRFX-FM                   CHARLOTTE
                                 DISPOSITION    ACQUISITION   ADJUSTMENTS   EXCHANGE
                                ------------- -------------  ------------- -----------
                                                    (IN THOUSANDS)
Net revenues...................    $(3,697)       $9,919                      $6,222
Station operating expenses ....     (1,593)        5,478                       3,885
Depreciation, amortization and
 acquisition related costs ....         --         2,907        $(2,407)*        500
                                ------------- -------------  ------------- -----------
Operating income...............     (2,104)        1,534          2,407        1,837
                                ------------- -------------  ------------- -----------
Net income (loss)..............    $(2,104)       $1,534        $ 2,407       $1,837
                                ============= =============  ============= ===========

    * To reflect historical depreciation of WDSY-FM net of decrease in amortization due to the exchange allocation.

   (8) Pro Forma Adjustments


     The Company has not included in the pro forma adjustments certain cost savings totalling $11,559,000 it believes would have been realized for the year ended December 31, 1996 following the Liberty Acquisition, the Prism Acquisition, the Houston Exchange, the Jackson Acquisitions, the Hearst Acquisition, the Charlotte Exchange, the Richmond Acquisition, the Texas Coast Acquisition and Hartford Acquisition and $2,881,000 for the nine months ended September 30, 1997 following Richmond Acquisition, the Hearst Acquisition, the Charlotte Exchange, Hartford Acquisition, and Texas Coast Acquisition, had these transactions been consummated as of January 1, 1996. The cost savings consist principally of the elimination of certain duplicative technical, sales and general and administrative functions due to the operation of a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

     Also not reflected are the elimination of $6,078,000 non-recurring losses of Delsener/Slater and the elimination of certain salaries and expenses of employee-shareholders in connection with the Hartford Acquisition.

     While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, and many of which have been achieved, the Company's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond the Company's control. These factors may include difficulties in integrating the acquired stations and the incurrence of unanticipated severance, promotional or other costs and expenses. There can be no assurance that the Company will realize all such cost savings.



     a. To reflect interest expense of $36,282,000 and $48,375,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, related to the $450,000,000 of Senior Subordinated Notes at 10.75% issued in 1996, amortization of deferred financing costs of $125,000 and $1,491,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, interest expense of $16,848,000 and $22,462,000 relating to the borrowings from the Credit Agreement at 8% for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, and elimination of existing interest expense (net of interest on other debt) of $47,397,000 and $41,218,000 related to the Company and the sellers for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     b. Reflects increase (decrease) in amortization of intangible assets resulting from the purchase price allocation, deferred taxes recorded and change in amortization period:

                                YEAR ENDED DECEMBER 31, 1996              NINE MONTHS ENDED SEPTEMBER 30, 1997
                       --------------------------------------------------------------------------------------------
                        INCREASE DUE    DECREASE DUE                  INCREASE DUE   DECREASE DUE
                         TO PURCHASE    TO CHANGE IN                 TO PURCHASE    TO CHANGE IN
                            PRICE       AMORTIZATION   NET INCREASE      PRICE       AMORTIZATION    NET INCREASE
                         ALLOCATION       PERIODS       (DECREASE)     ALLOCATION       PERIODS       (DECREASE)
                       -------------- --------------  -------------- --------------  -------------- --------------
                                                              (IN THOUSANDS)
Liberty Acquisition ..     $1,699         $(2,399)        $ (700)
Prism Acquisition ....      1,010            (642)           368
Charlotte WTDR/WLYT
 Acquisition .........        490                            490
Jackson Acquisitions .         73              35            108
Greenville and
 Greensboro
 Acquisitions.........        597            (623)           (26)
Albany Acquisition  ..         23                             23          $    2                         $    2
Hartford Acquisition          910                            910             152                            152
Texas Coast
 Acquisition..........      1,067                          1,067              89                             89
Richmond Acquisition .      1,053            (164)           889             527           (82)             445
Hearst Acquisition ...        733                            733             428                            428
Secret Communications
 Acquisition .........      6,207          (2,018)         4,189           2,069          (673)           1,396
                                                      --------------                                --------------
  Total Pro Forma
   adjustments........                                    $8,052                                         $2,512
                                                      ==============                                ==============

     c. To reflect depreciation expense for fixed assets associated with the Texas Coast, Hartford and Richmond Acquisitions as per the Company's depreciation policy.

     d. To reflect $559,000 in amortization relating to the present value of the Triathlon consulting fees assigned to the Company under the SCMC Termination Agreement for the year ended December 31, 1996.

     e. To record incremental corporate overhead charges of $1,434,000 for the year ended December 31, 1996, relating to increases in personnel, professional fees and administrative expenses associated with the increased size of the Company due to the Completed and Pending Acquisitions and the elimination of $3,713,000 for the year ended December 31, 1996, of the corporate overhead of the sellers.

     f. Reflects fees of $3,000,000 incurred by Triathlon and would have been payable to SFX under the revised SCMC Agreement for the year ended December 31, 1996. Future fees may be lesser or greater based upon future acquisition and financing activity by Triathlon. Minimum annual fees will be $1,000,000 per year.

     g. Elimination of acquisition related costs of $5,935,000 recorded on the income statement of Liberty for the year ended December 31, 1996, a gain on the sale of assets of $11,920,000 recorded on the books of ABS Greenville Partners, L.P. for the year ended December 31, 1996 and net income tax benefit of $1,612,000 for the year ended December 31, 1996.

     h. To record interest expense of $195,000 and $547,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, in connection with the long-term payments due for the Delsener/Slater Acquisition, the Texas Coast Acquisition and the Sunshine Acquisition.

     i. Elimination of LMA fees paid by Secret Communications for WJJJ-FM and WDSY-FM.

     j. Elimination of interest expense on Jackson note payable to third party acquired by Capstar.

     k. Reflects the issuance of 70,796 shares of Class A common stock in connection with the Sunshine Acquisition for a total value of $2,000,000.


     l. To reflect the depreciation and amortization expense adjustment of $2,354,000 and $884,000 associated with the Delsener/Slater, Meadows, and Sunshine concert acquisitions for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.


     m. To reflect the amortization of $231,000 and $308,000 associated with the John Boy and Billy Network contract payments for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     n. To record the incremental Series D Preferred Stock and the Series E Preferred Stock dividends issued to finance a portion of the Pending Acquisitions and Dispositions at a rate of 6.5% and 12 5/8%, respectively.

    (II) Pending Acquisitions & Dispositions

                                             NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                                        --------------------------------------------------------------
                                                                                         PENDING
                                           CAPSTAR       NASHVILLE      PRO FORMA    ACQUISITION AND
                                         DISPOSITION    ACQUISITION  ADJUSTMENTS (1)   DISPOSITION
                                        ------------- -------------  --------------- ----------------
Net broadcast revenues ................    $(9,831)       $4,893                          $ (4,938)
Concert promotion revenue .............
Station and other operating expenses  .     (5,489)        4,263                            (1,226)
Concert promotion operating expense  ..
Depreciation, amortization, duopoly
 integration costs and acquisition
 related costs ........................     (1,201)          467               39 (c)          (95)
                                                                              207 (e)
                                                                              393 (b)
                                        ------------- -------------  --------------- ----------------
Operating income (loss) ...............     (3,141)          163             (639)          (3,617)
Interest expense ......................        (36)           --               36 (a)
Other expense (income) ................         --            (3)                               (3)
                                        ------------- -------------  --------------- ----------------
Income (loss) before income tax
 expense ..............................     (3,105)          166             (675)          (3,614)
Income tax expense (benefit) ..........         --            (3)                               (3)
                                        ------------- -------------  --------------- ----------------
Net income (loss) .....................     (3,105)          169             (675)          (3,611)
                                        ------------- -------------  --------------- ----------------
Net income (loss) applicable to common
 shares ...............................    $(3,105)       $  169          $  (675)         $(3,611)
                                        ============= =============  =============== ================


                                                 YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                        --------------------------------------------------------------
                                                                                         PENDING
                                           CAPSTAR       NASHVILLE      PRO FORMA    ACQUISITION AND
                                         DISPOSITION    ACQUISITION  ADJUSTMENTS (1)   DISPOSITION
                                        ------------- -------------  --------------- ----------------
Net broadcast revenues.................    $(9,012)       $8,081         $   (450)(d)     $ (1,381)
Concert promotion revenue .............
Station and other operating expenses ..     (5,265)        6,473                             1,208
Concert promotion operating expense  ..
Depreciation, amortization, duopoly
 integration costs and acquisition
 related costs ........................       (852)          652              275 (d)          650
                                                                               50 (c)
                                                                              525 (b)
                                        ------------- -------------  --------------- ----------------
Operating income (loss)................     (2,895)          956           (1,300)          (3,239)
Interest expense.......................     (2,108)           --            2,108 (a)
Other expense (income).................       (538)           --                              (538)
                                        ------------- -------------  --------------- ----------------
Income (loss) before income tax
 expense...............................       (249)          956           (3,408)          (2,701)
Income tax expense (benefit)...........         --            --
                                        ------------- -------------  --------------- ----------------
Net income (loss)......................       (249)          956           (3,408)          (2,701)
                                        ------------- -------------  --------------- ----------------
Net income (loss) applicable to common
 shares................................    $  (249)       $  956          $(3,408)         $(2,701)
                                        ============= =============  =============== ================

   (1) Pro Forma Adjustments


     The Company has not included in the pro forma adjustments certain cost savings totalling $539,000 it believes would have been realized for the year ended December 31, 1996 following the Nashville Acquisition and the Chancellor Exchange and $375,000 for the nine months ended September 30, 1997 following the Nashville Acquisition and the Chancellor Exchange, had these transactions been consummated as of January 1, 1996. The cost savings consist principally of the elimination of certain duplicative technical, sales and general and administrative functions due to the operation of a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

     While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, the Company's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond the Company's control. These factors may include difficulties in integrating the acquired stations and the incurrence of unanticipated severance, promotional or other costs and expenses. There can be no assurance that the Company will realize all such cost savings.


     a. To reflect the elimination of existing interest expense of $36,000 and $2,108,000 related to the Capstar Disposition for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     b. Reflects increase in amortization of intangible assets of $393,000 and $525,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, resulting from the purchase price allocation and change in amortization period related to the Nashville Acquisition.


     c. Amortization of $39,000 and $50,000 for acquisition costs associated with the Pending Acquisitions for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.


     d. To reflect the reduced amortization of goodwill and elimination of LMA fees of the Chancellor Exchange.

                  GLOSSARY TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL STATEMENTS

   "Albany Acquisition" means the acquisition, consummated in January 1997, of substantially all of the assets used in the operation of WYSR-FM, operating in Albany, New York.

   "Capstar Disposition" means the pending sale of the Jackson stations and the Biloxi station.


   "CBS Exchange" means the exchange by the Company, consummated in March
1997 of radio station WHFS-FM, operating in Washington, D.C./Baltimore, Maryland, for KTXQ-FM and KRRW-FM, both operating in Dallas, Texas, and owned by CBS, Inc. As such, historical operating results for WHFS-FM, KTXQ-FM and KRRW-FM have been added to SFX Broadcasting, Inc., as reported amounts for the twelve months ending December 31, 1996 and from January 1, 1997 through March 31, 1997.


   "Chancellor Exchange" means the pending exchange of the Company's radio stations WBAB-FM, WHFM-FM, WBLI-FM and WGBB-AM, each operating on Long Island, New York, for WFYV-FM and WAPE-FM, both operating in Jacksonville, Florida, and a payment to the Company of $11.0 million in cash.


   "Charlotte Acquisition" means the acquisition, consummated in February 1996, of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina. As such, historical operating results for WTDR-FM and WLYT-FM have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through February 1, 1996.

   "Charlotte Exchange" means the exchange, consummated in August 1997 of WDSY-FM in Pittsburgh, Pennsylvania and $20 million in cash for WRFX-FM in Charlotte, North Carolina. As such, historical operating results for WRFX-FM have been added to SFX Broadcasting, Inc., as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through August 1, 1997.


   "Completed Transactions" means, collectively, the MMR Merger, the Greensboro Acquisition, the Liberty Acquisition, the Prism Acquisition, the Jackson Acquisitions, the Greenville Acquisition, the CBS Exchange, the Louisville Acquisition, the Raleigh-Greensboro Acquisitions, the Houston Exchange, the Albany Acquisition, the Delsener/Slater Acquisition, the Meadows Acquisition, the Secret Communications Acquisition, the Sunshine Acquisition, the Richmond Acquisition, the Hearst Acquisition, the

   "Credit Agreement" means the definitive credit agreement the Company entered into on June 23, 1997, which increases amounts available under its senior credit facility to $400.million.


   "Dallas Disposition" means the sale, consummated in October 1996, of radio station KTCK-AM, operating in Dallas, Texas. As such, historical operating results for KTCK-AM have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through October 17, 1996.

   "Delsener/Slater Acquisition" means the acquisition, consummated in January 1997, of Delsener/ Slater Enterprises, Ltd., a concert promotion company, and certain affiliated entities (collectively, "Delsener/Slater"). As such, historical the operating results for Delsener/Slater have been added to SFX Broadcasting, Inc., as reported amounts for the 12 months ending December 31, 1996.

   "Greensboro Acquisition" means the acquisition, consummated in December 1996, of substantially all of the assets of WHSL-FM, operating in Greensboro, North Carolina. As such, the historical operating results for WHSL-FM have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through December 6, 1996.

   "Greenville Acquisition" means the acquisition, consummated in June 1996, of substantially all of the assets of WROQ-FM, operating in Greenville-Spartanburg, South Carolina. As such, the historical operating results for WROQ-FM have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through June 25, 1996.

   "Hartford Acquisition" means the acquisition by the Company, consummated in February 1997, of WWYZ-FM, which operates in Hartford, Connecticut. As such, the historical operating results for WWYZ-FM have been added to SFX Broadcasting, Inc., as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through February 28, 1997.

   "Hearst Acquisition" means the acquisition, consummated in August 1997, of two radio stations operating in Pittsburgh, Pennsylvania and two stations in Milwaukee, Wisconsin for cash. As such, historical operating results for the Pittsburgh and Milwaukee Stations have been added to SFX Broadcasting, Inc., as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through August 1, 1997.

   "Houston Exchange" means the exchange, consummated in December 1996, of the Company's radio station KRLD-AM, operating in Dallas, Texas, and the Company's Texas State Networks for radio station KKRW-FM, operating in Houston, Texas. As such, the historical operating results for KRLD-FM and KKRW-FM have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through December 1, 1996.

   "Jackson Acquisitions" means, collectively, the acquisitions, consummated in the third quarter of 1996, of substantially all of the assets of WJDX-FM, WSTZ-FM and WZRX-AM, each operating in Jackson, Mississippi. As such, the historical operating results for WJDX-FM have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through July 19, 1996, while the historical operating results for WSTZ-FM and WZRX-AM have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through August 29, 1996.

   "Liberty Acquisition" means the acquisition, consummated in July 1996, of Liberty Broadcasting Incorporated, which owned and operated or provided programming to or sold advertising on behalf of 14 FM and six AM radio stations located in six markets: Washington, DC/Baltimore, Maryland; Nassau-Suffolk, New York; Providence, Rhode Island; Hartford, Connecticut; Albany, New York; and Richmond, Virginia. As such, the historical operating results for the 14 FM and six AM stations have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through July 1, 1996.

   "Louisville Acquisition" means the acquisition, consummated in September 1996, from Prism of substantially all of the assets of WVEZ-FM, WTFX-FM and WWKY-AM, each operating in Louisville, Kentucky. As such, the historical operating results for the three stations have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through September 17, 1996.

   "Louisville Dispositions" means the sale, consummated in October 1996, of the three stations acquired in the Louisville Acquisition. As such, historical operating results for the three stations have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through October 1, 1996.

   "Meadows Acquisition" means the acquisition, consummated in March 1997, of the Meadows Music Theater in Hartford, Connecticut. As such, historical operating results for Meadows Music Theater have been added to SFX Broadcasting, Inc., as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through March 19, 1997.

   "MMR Hartford Acquisition" means MMR's acquisition, consummated in September 1996, of WKSS-FM, operating in Hartford, Connecticut. As such, historical operating results for WKSS-FM have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through September 4, 1996.

   "MMR Merger" means the merger, consummated in November 1996, of a wholly-owned subsidiary of the Company with and into MMR, as a result of which MMR became a wholly-owned subsidiary of the Company. As such, historical operating results for MMR have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through November 22, 1996.


   "Myrtle Beach Acquisition" means MMR's acquisition of WMYB-FM, operating in Myrtle Beach, South Carolina.

   "Nashville Acquisition" means the pending acquisition of WJZC-FM, WLAC-FM and WLAC-AM, each operating in Nashville, Tennessee, from Sinclair Broadcasting Group.

   "Pending Transactions" means, collectively, the Capstar Disposition and the Nashville Acquisition.


   "Prism Acquisition" means the acquisition, consummated in the third quarter of 1996, of substantially all of the assets of Prism used in the operation of ten FM and six AM radio stations located in five markets:
Louisville, Kentucky; Jacksonville, Florida; Raleigh, North Carolina; Tucson, Arizona; and Wichita, Kansas. As such, historical operating results for the Prism stations have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through July 8, 1996.

   "Raleigh-Greensboro Acquisitions" means the acquisition, consummated in June 1996, of substantially all of the assets of WMFR-AM, WMAG-FM and WTCK-AM, each operating in Greensboro, North Carolina, and WTRG-FM and WRDU-FM, both operating in Raleigh, North Carolina. As such, historical operating results for the Raleigh-Greensboro stations have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through June 28, 1996.

   "Richmond Acquisition" means the acquisition, consummated in July 1997, of ABS Communications L.L.C., which owns or will acquire WVGO-FM, WLEE-FM, WKHK-FM and WBZU-FM, each operating in Richmond, Virginia, net of the pending disposition of WVGO for $4.5 million. As such, historical operating results for the four stations have been added to SFX Broadcasting, Inc., as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through July 2, 1997.

   "Secret Communications Acquisition" means the acquisition of WFBQ-FM, WRZX-FM and WNDE-AM, each operating in Indianapolis, Indiana, consummated in April 1997, and WDVE-FM, WXDX-FM, and WJJJ-FM, each operating in Pittsburgh, Pennsylvania, consummated in June 1997. As such, historical operating results for the Indianapolis stations have been added to SFX Broadcasting, Inc., as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through April 1, 1997, while the operating results for the Pittsburgh stations have been added to SFX Broadcasting, Inc., as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through June 1, 1997.

   "Sunshine Acquisition" means the acquisition, consummated in June 1997, of Sunshine Promotions, Inc. a concert promotion company, and certain affiliated entities (collectively "Sunshine"). As such, historical operating results for Sunshine Promotions have been added to SFX Broadcasting, Inc., as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through June 1, 1997.

   "Texas Coast Acquisition" means the acquisition, consummated in February 1997, of radio stations KQUE-FM and KNUZ-AM in Houston, Texas. As such, historical operating results for KQUE-FM and KNUZ-AM have been added to SFX Broadcasting, Inc., as reported amounts for the year ending
December 31, 1996 and from January 1, 1997 through February 28, 1997.

   "Washington Dispositions" means the sale, consummated in July 1996, of three of the stations acquired from Liberty Broadcasting, each operating in the Washington, D.C./Baltimore, Maryland market. As such, the historical operating results for the three stations have been added to SFX Broadcasting, Inc., as reported amounts from January 1, 1996 through July 1, 1996.

                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                            SFX BROADCASTING, INC.


                                            By:   /s/  Thomas Benson
                                               ------------------------------
                                               Name:  Thomas Benson
                                               Title: Chief Financial Officer


Date:     December 11, 1997